Exhibit 99.1

Integer Announces Term B Loan Repricing and Amendment to Credit Agreement

Annual interest expense reduced by approximately $7 million

FRISCO, Texas, March 20, 2017 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR), a leading medical device outsource (MDO) manufacturer, today announced that it has completed an amendment to its senior secured credit facilities to lower the interest rate on its Term B Loan Facility.

The amendment reduces the applicable interest rate margin of its Term B Loan Facility by 75 basis points, from LIBOR + 4.25% to LIBOR + 3.50%. The LIBOR floor remains at 1.00%. The amendment also includes a prepayment fee of 1.00% in the event of another repricing event (as defined in the senior secured credit facilities) on or before the six-month anniversary of this amendment. There is no change to maturities or covenants as a result of this repricing amendment. Additional information regarding the terms of the amendment can be found on our Form 8-K filed with the Securities and Exchange Commission today.

“We are pleased to have successfully amended our Term B Loan Facility to improve the cost of our capital structure,” said Thomas J. Hook, Integer’s president and chief executive officer. “The reduction in interest rate is expected to reduce annual interest expense by approximately $7 million, creating additional operating cash flow and financial flexibility for the Company. We appreciate the continued support of our lenders to help us improve the financial position of Integer. We remain focused on growing our business and making improvements to improve cash flow in order to accelerate the pay down of our debt obligations.”

About Integer™
Integer Holdings Corporation (NYSE:ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, orthopedics, vascular, advanced surgical and portable medical markets. The company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, it develops batteries for high-end niche applications in energy, military, and environmental markets. The company's brands include Greatbatch™ Medical, Lake Region Medical™ and Electrochem™. Additional information is available at www.integer.net.

Forward-Looking Statements
This release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” or other words or phrases with similar meanings. Similarly, statements that describe the Company’s objectives, plans or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Integer’s expectations and projections. Such forward-looking statements are subject to various risks and uncertainties, including those risks and uncertainties described under the section entitled “Part I. Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2016, filed with the Securities and Exchange Commission, as such factors may be updated from time to time in Integer’s periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Integer’s filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this release or as of the date they are made, and Integer does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.

Investor Relations:
Amy Wakeham
IR@integer.net
214.618.4978

Media Relations:
Kelly Butler
kelly.butler@integer.net
214.618.4216